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Exhibit 21

COVANCE INC.
SUBSIDIARY LIST

    Covance AG—Switzerland

    Covance Bioanalytical Services LLC—Delaware

    Covance (Canada) Inc—Canada

    Covance Central Laboratory Services Inc.—Delaware

    Covance Central Laboratory Services Limited Partnership—Indiana

    Covance Central Diagnostics Inc.—Wisconsin

    Covance Central Laboratory Services SA—Switzerland

    Covance Clinical and Periapproval Services AG—Switzerland

    Covance Clinical and Periapproval Services GmbH—Germany

    Covance Clinical and Periapproval Services Limited—Ireland

    Covance Clinical and Periapproval Services SA—Belgium

    Covance Clinical and Periapproval Services SAR—France

    Covance Clinical Research Unit Inc.—Florida

    Covance Health Economics and Outcomes Services Inc.—Delaware

    Covance Ltd.—United Kingdom

    Covance Clinical and Periapproval Services Ltd.—United Kingdom

    Covance Laboratories Ltd.—United Kingdom

    Covance Clinical Research Unit Ltd.—United Kingdom

    Covance Periapproval Services Inc.—Delaware

    Covance Preclinical Corporation—Washington

    Covance Laboratories GmbH—Germany

    Covance Laboratories Inc.—Delaware

    Covance Research Products Inc.—Pennsylvania

    CRPP Inc.—Delaware

    Covance Antibody Services Inc.—California

    Covance Pty. Ltd.—Australia

    Covance Biotechnology Services Inc.—Delaware

    Nexigent Inc.—Delaware

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COVANCE INC. SUBSIDIARY LIST